Exhibit 99.1

FOR IMMEDIATE RELEASE - EARNINGS

HOUSTON, November 9, 2015 -- Atwood Oceanics, Inc. (NYSE: ATW) ("Company"), announced today that it had earned net income of $150.7 million or $2.32 per diluted share, on revenues of $363.2 million for the quarter ended September 30, 2015 compared to net income of $113.0 million or $1.73 per diluted share on revenues of $330.6 million for the quarter ended June 30, 2015 and compared to net income of $112.2 million or $1.72 per diluted share, on revenues of $323.4 million for the quarter ended September 30, 2014.

For the twelve months ended September 30, 2015, the Company earned net income of $432.6 million or $6.65 per diluted share, on revenues of $1.40 billion compared to net income of $340.8 million or $5.24 per diluted share, on revenues of $1.17 billion for the twelve months ended September 30, 2014. During the twelve months ended September 30, 2015, the Company recorded a non-cash impairment charge of approximately $60.8 million ($56.1 million, net of tax, or $0.86 per diluted share) related to the Atwood Hunter. In addition, the Company recorded a loss of approximately $5.5 million ($5.5 million, net of tax, or $0.08 per diluted share) for the sale of the Atwood Hunter and a loss of approximately $8.0 million ($7.1 million, net of tax, or $0.11 per diluted share) for the sale of the Atwood Southern Cross.

	For the Three Months Ended
	(Unaudited)
(In thousands, except per share amounts)	September 30, 2015	June 30, 2015	September 30, 2014
Revenues	$363,176	$330,562	$323,373

Income before Income Taxes	$166,115	$122,539	$126,385
Provision for Income Taxes	(15,421)	(9,547)	(14,185)
Net Income	$150,694	$112,992	$112,200

Earnings per Common Share -
Basic	$2.33	$1.75	$1.74
Diluted	$2.32	$1.73	$1.72

	For the Twelve Months Ended
	(Unaudited)
(In thousands, except per share amounts)	September 30, 2015	September 30, 2014
Revenues	$1,395,851	$1,173,953

Income before Income Taxes	$478,970	$397,293
Provision for Income Taxes	(46,397)	(56,471)
Net Income	$432,573	$340,822

Earnings per Common Share -
Basic	$6.70	$5.31
Diluted	$6.65	$5.24

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands, except per share amounts)	2015	2014	2015	2014
REVENUES:
Contract drilling	$349,139	$304,853	$1,342,052	$1,103,397
Revenues related to reimbursable expenses	14,037	18,520	53,799	70,556
Total revenues	363,176	323,373	1,395,851	1,173,953

COSTS AND EXPENSES:
Contract drilling	118,574	117,413	520,421	506,128
Reimbursable expenses	9,110	15,130	38,744	56,225
Depreciation	42,310	39,982	171,947	147,358
General and administrative	14,610	13,773	57,229	61,461
Asset impairment	—	—	60,777	—
(Gain) loss on sale of assets	(59)	(67)	15,303	(34,139)
Other, net	—	(49)	—	(1,864)
	184,545	186,182	864,421	735,169

OPERATING INCOME	$178,631	$137,191	$531,430	$438,784

OTHER INCOME (EXPENSE):
Interest expense, net of capitalized interest	(12,523)	(10,871)	(52,551)	(41,803)
Interest income	7	65	91	312
	(12,516)	(10,806)	(52,460)	(41,491)

INCOME BEFORE INCOME TAXES	166,115	126,385	478,970	397,293
PROVISION FOR INCOME TAXES	15,421	14,185	46,397	56,471
NET INCOME	$150,694	$112,200	$432,573	$340,822

EARNINGS PER COMMON SHARE:
Basic	$2.33	$1.74	$6.70	$5.31
Diluted	$2.32	$1.72	$6.65	$5.24
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,654	64,352	64,581	64,240
Diluted	64,932	65,229	65,030	65,074

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Twelve Months Ended
(In millions)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Ultra-Deepwater	$197	$174	$137	$721	$462
Deepwater	79	77	92	336	333
Jackups	73	67	76	285	308
Reimbursable	14	13	18	54	71
	$363	$331	$323	$1,396	$1,174

	DRILLING COSTS
	Three Months Ended			Twelve Months Ended
(In millions)	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Ultra-Deepwater	$58	$75	$42	$264	$167
Deepwater	25	29	43	127	201
Jackups	35	29	30	126	132
Reimbursable	9	9	15	39	56
Other	—	1	3	3	6
	$127	$143	$133	$559	$562

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)	September 30, 2015	September 30, 2014
	(Unaudited)
ASSETS
Cash	$113,983	$80,080
Accounts receivable	311,514	242,684
Income tax receivable	8,705	6,260
Inventories of materials and supplies	137,998	132,368
Prepaid expenses, deferred costs and other current assets	35,475	36,415
Total current assets	607,675	497,807

Property and equipment, net	4,172,132	3,967,028

Other receivables	11,831	11,831
Deferred income taxes	150	589
Deferred costs and other assets	17,223	29,973
Total assets	$4,809,011	$4,507,228

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$70,161	$94,315
Accrued liabilities	23,572	19,158
Dividends payable	16,164	16,090
Short-term debt	—	11,885
Interest payable	7,704	8,099
Income tax payable	13,906	14,234
Deferred credits and other liabilities	3,941	3,596
Total current liabilities	135,448	167,377

Long-term debt	1,685,946	1,742,122
Deferred income taxes	1,658	783
Deferred credits	800	4,100
Other	37,989	37,322
Total long-term liabilities	1,726,393	1,784,327

Commitments and contingencies

Preferred stock	—	—
Common stock	64,654	64,362
Paid-in capital	213,096	201,464
Retained earnings	2,670,148	2,286,137
Accumulated other comprehensive income	(728)	3,561
Total shareholders' equity	2,947,170	2,555,524
Total liabilities and shareholders' equity	$4,809,011	$4,507,228

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended September 30,
(In thousands)	2015	2014
Cash flows from operating activities:
Net income	$432,573	$340,822
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,947	147,358
Amortization	6,299	8,634
Provision for doubtful accounts and inventory obsolescence	4,286	2,826
Deferred income tax benefit	(2,747)	(1,270)
Share-based compensation expense	12,828	14,691
Asset impairment	60,777	—
(Gain) loss on sale of assets	15,303	(34,139)
Changes in assets and liabilities:
Accounts receivable	(72,575)	(43,965)
Income tax receivable	(2,445)	(1,588)
Inventories of materials and supplies	(19,068)	(17,220)
Prepaid expenses, deferred costs and other current assets	(3,655)	15,463
Deferred costs and other assets	5,917	(11,682)
Accounts payable	(11,967)	1,932
Accrued liabilities	1,637	1,647
Income tax payable	(328)	(2,320)
Deferred credits and other liabilities	5,505	21,431
Net cash provided by operating activities	604,287	442,620

Cash flows from investing activities:
Capital expenditures	(448,019)	(975,731)
Net proceeds from sale of assets	(4,402)	61,516
Net cash used in investing activities	(452,421)	(914,215)

Cash flows from financing activities:
Borrowings from credit facilities	225,000	700,000
Repayments on credit facilities	(280,000)	(220,000)
Repayments on short-term debt, net	(11,885)	(13,979)
Dividends paid	(48,562)	—
Proceeds from exercise of stock options	1,064	3,688
Debt issuance costs paid	(3,580)	(6,804)
Net cash (used) provided by financing activities	(117,963)	462,905
Net increase (decrease) in cash and cash equivalents	33,903	(8,690)
Cash and cash equivalents, at beginning of period	80,080	88,770
Cash and cash equivalents, at end of period	$113,983	$80,080

Atwood Oceanics, Inc. is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The Company currently owns 11 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

As part of our ongoing commitment to our shareholders, Atwood Oceanics uses a variety of Social Networks sites to disseminate company information. For a full list of the official Social Media pages for Atwood Oceanics, please visit the Social Media Disclaimer page of our IR site at: http://ir.atwd.com/GenPage.aspx?IID=4010374&GKP=210376.

Conference Call

The Company has scheduled a conference call and webcast related to its fourth quarter 2015 results on Tuesday, November 10, 2015, at 9:00 a.m. CDT. Interested parties are invited to listen to the call by dialing 1-800-862-9098, or internationally 1-785-424-1051, Conference ID#: ATWOOD/Password 46118. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company's Web site at http://services.choruscall.com/links/atw151110

A replay of the conference call will be available on the Company's Web site following the end of the live call.

Contact: Mark W. Smith
Senior Vice President & CFO
(281) 749-7840